UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2006

AMERIPRISE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Ameriprise Financial Center Minneapolis, Minnesota		55474
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On June 27, 2006, the Compensation and Benefits Committee (the “Committee”) of the Board of Directors of Ameriprise Financial, Inc. (the “Company”) took the following actions related to the incentive compensation of the Company’s executive officers:

2006-2008 Long-Term Performance Plan Goals

Pursuant to the provisions of the Ameriprise Financial 2005 Incentive Compensation Plan (the “Ameriprise ICP”), the Committee approved the performance measures and goals underlying the 2006-2008 Long-Term Performance Plan awards and the individual target values for certain of our employees, including the Company’s Chief Executive Officer and each of the other four executive officers named in the summary compensation table in the Company’s 2006 proxy statement (the “named executive officers”).

The Long-Term Performance Plan is a three-year cash-denominated plan, with overlapping annual awards. We previously called these types of awards Portfolio Grants, but we will refer to them as Long-Term Performance Plan awards going forward. The goals for the 2006-2008 awards are based upon the attainment of weighted financial objectives — earnings per share growth (40%), gross revenue growth (30%) and average return on equity (30%). The payout value of an award can be increased or decreased by as much as 25%, based on the Company’s relative total shareholder return (share price appreciation plus dividends) during the performance period, compared with an industry peer group.

Section 162(m) Long-Term Performance Pool Plan for 2007 and 2008

Pursuant to the Ameriprise ICP, the Committee established a Section 162(m) Long-Term Performance Pool Plan (“Long-Term Pool Plan”) for each of 2007 and 2008. Any awards earned from the Long-Term Pool Plan will be paid in the first quarter of the following year. Only the Company’s five named executive officers, determined under Section 162(m) of the Internal Revenue Code of 1986, as amended, are eligible to participate in the Long-Term Pool Plan. The Committee intends that any awards made under this arrangement will qualify as performance-based compensation for purposes of Section 162(m) and therefore be eligible as a federal income tax deduction for the Company. Accordingly, the Committee approved the goals for the Long-Term Pool Plan for 2007 and 2008 — a percentage of the Company’s adjusted net income for each year. “Adjusted net income” means the Company’s reported net income adjusted to exclude income and losses from discontinued operations, the cumulative effect of accounting changes, the operations of AMEX Assurance and non-recurring separation costs. The Committee also approved the maximum percentage of the award pool for each year under this arrangement that may be paid to a named executive officer.

If an executive qualifies for a payout under the Long-Term Pool Plan for 2007 or 2008, he or she will receive an award payout under this arrangement, and the executive’s outstanding 2005-2007 award or 2006-2008 award, respectively, under the Long-Term Performance Plan will be cancelled.

The Committee may exercise negative discretion to reduce the maximum amount of the bonus pool allocated to a named executive officer to a payout level commensurate with the award that would have otherwise been paid to that officer under the Long-Term Performance Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(REGISTRANT)

DATE: July 3, 2006	By:	/s/ Thomas R. Moore
Name: Thomas R. Moore
Title: Vice President, Chief Governance Officer, and Corporate Secretary